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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-123629 of Delta Air Lines, Inc. on Form S-3 of (1) our report dated March 9, 2005 relating to the consolidated financial statements of Delta Air Lines, Inc. (which report expresses an unqualified opinion on the Company's consolidated financial statements and includes explanatory paragraphs relating to the Company's ability to continue as a going concern and the Company's change in its method of accounting for goodwill and other intangible assets, effective January 1, 2002, to conform with Statement of Financial Accounting Standards No. 142) and (2) our report dated March 9, 2005 relating to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Delta Air Lines, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
May 10, 2005